                                                                      EXHIBIT 3
                                                                      ---------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement (this "Agreement") is entered into as of September 23, 1997, by and among N-Viro International Corporation, its successors and assigns (the "Company"), and Heartland Limited Partnership I (the "Holder").

         WHEREAS, this Agreement is made in connection with the sale by the Company to Holder of 120,000 shares of the Common Stock of the Company (the "Shares") pursuant to that certain Stock Purchase Agreement dated September 23, 1997 (the "Purchase Agreement"), the terms of which require the Company to provide Holder certain registration rights with respect to the Shares.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                               REGISTRATION RIGHTS

         Section 1.01 CERTAIN DEFINITIONS. In addition to the other terms defined elsewhere in this Agreement and the Stock Purchase Agreement to which it is attached, as used in this Agreement, the following terms shall have the following respective meanings:

         (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the same time.

         (c) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the same time.

         (d) "Registrable Securities" means any of the following shares which have not been sold to the public or which have not lost their registration rights as provided herein: (i) the Shares and (ii) any shares of Common Stock of the Company, and any securities of the Company or any other corporation, issued as a dividend or other distribution with respect to or in replacement of or exchange for the Shares. Notwithstanding the foregoing, the Shares, as well as all other securities of the Seller held by Holder or any party purchasing the Shares, either directly or indirectly, from the Holder, shall cease to be Registrable Securities when such Shares or securities, as the case may be, may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force) promulgated under the Securities Act.

         (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (f) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Article I hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and Holder's counsel, blue sky fees and expenses and the expense of any audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.

         (g) "Seller Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities.

         Section 1.02  REGISTRATION OF REGISTERABLE SECURITIES.

         (a)      DEMAND REGISTRATION RIGHTS.

                  (1) REGISTRATION. The Company will file a registration statement with the Commission with respect to all or a portion of the Registrable Securities within 30 days of a request made by Holder at any time after March 31, 1998. Purchaser may exercise this demand registration right up to the earlier of (i) two years from the date of this Agreement, (ii) the period of time after which restrictions on sales of the Company's securities by persons other than affiliates pursuant to Commission Rule 144(k) (or any successor provision) terminate, or (iii) until the Holder no longer owns any of the Registrable Securities;

                  (2) REGISTRATION STATEMENT FORM. The Company may, if permitted by law, effect the registration pursuant to Section 1.02 by filing a registration statement on Form S-3 or any successor or similar short form registration statement (or Form S-1 if Form S-3 is not available). The Company may effect the registration by filing a shelf registration statement with the Commission pursuant to Rule 415 under the Securities Act covering the Registrable Securities. The Company may, in its discretion, register under such registration, in addition to the Registrable Securities, shares of Common Stock of the Company held by others.

                  (3) DELAY OR SUSPENSION OF EFFECTIVENESS. Seller shall have the right (i) to defer its request for acceleration of effectiveness or, after effectiveness, to suspend effectiveness of the registration statement if, in the good faith judgment of the Board of Directors of the Seller and an opinion of counsel acceptable to Buyer, such delay in requesting acceleration of effectiveness or suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning the Seller and/or any other entity in which the Seller has, or is proposing to acquire an equity interest provided further that the period of such delay or suspension shall not exceed the lesser of 60 days or the time at which the information either becomes public or non-material; and provided further that the aggregate of any such delay and/or suspension periods shall not exceed 120 days.

         (b) PIGGY-BACK REGISTRATION. If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any other person or entity of any class of equity security, including any security convertible into or exchangeable for any equity securities (other than (a) a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission), (b) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing security holders, or (c) in connection with a registration statement that is on a form pursuant to which an offering of the Registrable Securities cannot be registered), then the Company shall in each case give written notice of such proposed filing to the Holder at least 20 days before the anticipated filing date. Such notice shall offer the Holder the opportunity to register such number of Registrable Securities as Holder may request. Upon written request of Holder received by the Company within 10 business days after the date of the Company's delivery of its notice to the Holder of its intention to file such a registration statement, subject to the conditions and in accordance with the procedures set forth herein, the Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by Holder to be included in the registration statement for such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering indicates in writing to the Holder its reasonable belief that because of the size of the offering intended to be made, the inclusion of the Registrable Securities requested to be included might reasonably be expected to jeopardize the success of the offering of the securities of the Company to be offered and sold by the Company for its own account, then the amount of securities to be offered for the account of the Holder shall be reduced on a pro rata basis with all other sellers other than the Company, to the extent necessary to reduce the total amount of securities to be included in such offering to an amount recommended by such managing underwriter or underwriters.

         Section 1.03 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.02 shall be borne by the Company. Unless otherwise stated, all Seller Expenses related to securities registered by the Holder shall be borne by Holder.

         Section 1.04  REGISTRATION PROCEDURES.  The Company will:

         (a) use its best efforts to cause the registration statement filed pursuant to Section 1.02 to become and remain effective;

         (b) furnish to Holder such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holder may reasonably request to facilitate the public offering of the registrable Securities;

         (c) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as Holder may reasonably request, provided that the Company shall not be obligated to take any action to effect any such registration or qualification pursuant to Section 1.04(d) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

         (d) notify counsel for Holder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective under the Securities Act or a supplement to any prospectus forming a part of such registration statement has been filed;

         (e) notify counsel for Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (f) prepare and file with the Commission, promptly upon the request of Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Holder (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registerable Securities;

         (g) prepare and promptly file with the Commission and promptly notify counsel for Holder of the filing of such amendment or supplement to any such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (h) advise counsel for Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement under the Securities Act or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, with it being provided further that the effective requirements for the registration statement referred to in Section 1.04(a) will be extended for any such time as there shall exist any stop order in respect of the registration statement; and

         (i) not file any amendment or supplement to such registration statement or prospectus if, in the opinion of counsel for Holder, such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy substantially in the form thereof at least two business days before the filing thereof; provided, however, that if in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law, the Company may make such filings.

         Section 1.05  INDEMNIFICATION.

         (a) The Company will indemnify, hold harmless and defend Holder, its officers, partners, legal counsel and accountants, each underwriter of the Registrable Securities and each person who controls Holder or any underwriter within the meaning of Section 15 of the Securities Act against any and all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration or qualification of the Registrable Securities, or which arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable, in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, made in reliance upon and in conformity with information furnished to the Seller by or on behalf of Holder or any such underwriter for use therein.

         (b) Holder will, if Registerable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its officers, directors, legal counsel and accountants, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Seller by or on behalf of Holder for use therein.

         (c) Each person to be indemnified pursuant to this Section 1.05 (the "Indemnified Party") will, promptly after receipt of written notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from an indemnifying person under this Section 1.05 (the "Indemnifying Party") notify the Indemnifying Party in writing of the commencement thereof, provided, however, that the failure of any person to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. If any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent it may desire, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under Section 1.05 for any other legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation unless (i) the Indemnified Party shall have employed counsel in an action in which the Indemnified Party and Indemnifying Party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (ii) the Indemnifying Party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. The undertaking contained in this Section
1.05 shall be in addition to any liabilities which the Indemnifying Party may have pursuant to law.

         (d) If the indemnification provided for in this Section 1.05 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements, actions or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 1.06 LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Article I, Holder agrees in connection with any firmly underwritten public offering of the Company's Common Stock, upon the request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 30 days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that Holder shall have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company and all other holders of more than 5% of the Company's outstanding Common Stock enter into similar agreements.

         Section 1.07 INFORMATION BY HOLDER. Holder shall furnish to the Company such information regarding Holder and the distribution of proceeds by Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in
Section 1.02 of this Agreement.

         Section 1.08 RULE 144 REPORTING. With a view to making available to Holder the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) so long as Holder owns any unregistered Registrable Securities, furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Seller as Holder may reasonably request in availing Holder of any rule or regulation of the Commission allowing the sale of any such securities without registration.

         Section 1.09 TRANSFER OF REGISTRATION RIGHTS. The rights of Holder to have the Company register the Registrable Securities granted to the Holder by the Company under this Agreement may be assigned by the Holder to not more than five transferees or assignees of any of the Holder's Registrable Securities, provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, provided that no such assignment shall increase the number of registrations that the Company may be required to effect under this Agreement. Any person who, in accordance with the provisions of Section 1.09, becomes a transferee or assignee of any of the Registrable Securities shall, upon agreeing in writing to be bound by the terms of this Agreement, be included in the term "Holder" so long as such person holds such Registrable Securities and shall be entitled to take benefits of this Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01 AMENDMENT. Any modification, amendment, or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by Holder and the Company.

         Section 2.02 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to its conflicts of laws principles.

         Section 2.03 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the Provisions hereof shall insure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 2.04 NOTICES. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: Seller at 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606; and to Purchaser at 790 North Milwaukee, Milwaukee, Wisconsin 53202, with a copy to Conrad G. Goodkind, Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Any party may change its address for the purposes of this Section by giving written notice as provided herein.

         Section 2.05 SEVERABILITY. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 2.06 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         Section 2.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

N-VIRO INTERNATIONAL CORPORATION

By:   /s J. Patrick Nicholson
   -------------------------------------
         J. Patrick Nicholson

HEARTLAND LIMITED PARTNERSHIP I

By:   /s/ William J. Nasgovitz
   -------------------------------------
William J. Nasgovitz, President
Heartland Advisors, Inc., General Partner
         of Heartland Limited Partnership I